POWER OF ATTORNEY FOR FORMS 3, 4, AND 5

	I hereby constitute and appoint Rick Green, Kerby E. Crowell, and Laura Bright, and each of them, my true and lawful attorney and agent to execute for and on my behalf Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; to do any and all things in my name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4, or 5 and the filing of such forms and amended forms with the Securities and Exchange Commission and any other applicable regulatory authority; and I hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue of this Power. This Power shall continue in effect until the earliest of (i) the date that I revoke it, (ii) the date that you resign as my attorney and agent hereunder, and (iii) one week after the filing of a Form 4 indicating that I am no longer subject to Section 16 reporting obligations

	In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 22, 2009.




		Signature:/s/ Kimberly G. Sinclair

		Printed Name: Kimberly G. Sinclair
		As witnessed by hand and seal
		May 22, 2009
		/s/Robbie Thompson
		Notary Public State of Oklahoma
		My Commission expires 4-2-12